Exhibit 99.1

Silver Spike Investment Corp. Reports Second Quarter 2023 Financial Results

NEW YORK, August 10, 2023 (GLOBENEWSWIRE) --- Silver Spike Investment Corp. (“Silver Spike” or the “Company”), a specialty finance company that was formed to invest across the cannabis ecosystem through investments primarily in the form of direct loans to privately held cannabis companies, today announced its financial results for the quarter ended June 30, 2023.

Quarter Ended 6/30/23 Highlights

•	Total investment income of $2.9 million

•	Net investment income of $1.9 million, or $0.31 per share

•	Investment portfolio of $57.7 million at fair value

•	Net asset value (“NAV”) per share increased to $14.49 on June 30, 2023 from $14.29 on March 31, 2023

•	A cash dividend of $0.63 per share was declared, consisting of a regular quarterly dividend of $0.23 per share and a special dividend of $0.40 per share. The dividend is payable on September 29, 2023 to stockholders of record on September 15, 2023.

Scott Gordon, Chairman and Chief Executive Officer of Silver Spike, commented “We have built a robust portfolio of loans over the past year and are excited to announce our inaugural regular quarterly dividend and special dividend. Our ability to announce our first dividends, after commencing operations as a “blind pool” with no investments, is a testament to Silver Spike's rigorous underwriting standards, specialized structuring skills and cannabis expertise. The cannabis market remains challenging for operators and investors, but we continue to see attractive investment opportunities and will seek to add investments to the portfolio in a disciplined manner.”

Conference Call

Silver Spike will host a conference call and webcast to discuss the Company's second quarter 2023 financial results at 8:00 a.m. Eastern Time on Friday, August 11, 2023. Participants may register for the call here. A live webcast of the call will also be available on the Company’s website at ssic.silverspikecap.com.

The presentation to be used in connection with the conference call and webcast will be available at ssic.silverspikecap.com.

A replay of the call will be available at ssic.silverspikecap.com by end of day August 11, 2023.

Background

Silver Spike Investment Corp. is a closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended, and has elected to be treated as a regulated investment company for U.S. federal income tax purposes. On February 8, 2022, Silver Spike completed its initial public offering. Silver Spike is managed by Silver Spike Capital, LLC, an investment manager focused on the cannabis and alternative health and wellness industries.

Results of Operations

For the three months ended June 30, 2023, total investment income was $2.9 million. This compares to total expenses of $1.0 million, resulting in net investment income of approximately $1.9 million, or $0.31 per share.

Silver Spike recorded a net unrealized loss of $0.5 million during the quarter ended June 30, 2023, primarily related to the fair valuation of our debt investments. The Company generated a net increase in net assets from operations of $1.2 million, or $0.19 per share.

Net Asset Value

As of June 30, 2023, NAV per share increased to $14.49, compared to $14.29 as of March 31, 2023. The increase in NAV per share was primarily driven by the results from operations. Total net assets as of June 30, 2023 were $90.0 million, compared to $88.8 million as of March 31, 2023.

Portfolio and Investment Activity

As of June 30, 2023, Silver Spike’s investment portfolio had an aggregate fair value of approximately $57.7 million, comprising $49.7 million in secured loans in four portfolio companies and $7.9 million in secured notes in two portfolio companies.

During the quarter ended June 30, 2023, the Company made one investment.

As of June 30, 2023, there were no loans on non-accrual status.

Liquidity and Capital Resources

As of June 30, 2023, the Company had $32 million in available liquidity, comprising $32 million in cash equivalents.

Regular and Special Dividend

The Company’s Board of Directors declared a cash dividend of $0.63 per share, consisting of a regular quarterly dividend of $0.23 per share and a special dividend of $0.40 per share.

The following are the key dates for the regular and special dividend:

Record Date	September 15, 2023
Payment Date	September 29, 2023

The special dividend will be paid out of the Company's undistributed taxable income (taxable income in excess of dividends paid) as of March 31, 2023. The Company expects to also pay a special dividend during the quarter ending December 31, 2023.

The Company has adopted a dividend reinvestment plan (“DRIP”) that provides for reinvestment of dividends on behalf of its stockholders, unless a stockholder elects to receive cash. As a result, when the Company declares a cash dividend, stockholders who have not “opted out” of the DRIP at least three days prior to the dividend payment date will have their cash dividends automatically reinvested in additional shares of the Company’s common stock. Those stockholders whose shares are held by a broker or other financial intermediary may receive dividends in cash by notifying their broker or other financial intermediary of their election.

About Silver Spike Investment Corp.

Silver Spike, a specialty finance company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended, was formed to invest across the cannabis ecosystem through investments primarily in the form of direct loans to privately held cannabis companies. Silver Spike’s investment objective is to maximize risk-adjusted returns on equity for its shareholders by investing primarily in secured and unsecured debt in cannabis companies and other companies in the health and wellness sector. Silver Spike is managed by Silver Spike Capital, LLC, an investment manager focused on the cannabis and alternative health and wellness industries. For more information, please visit https://ssic.silverspikecap.com/.

Forward-Looking Statements

Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about the Company, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Company’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in the Company’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which the Company makes them. The Company does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

Contacts

Investors:

Bill Healy
bill@silverspikecap.com

212-905-4933

Media:

Alan Oshiki and Sydney Gever

H/Advisors Abernathy

Silverspikecapital@h-advisors.global

212-371-5999

SILVER SPIKE INVESTMENT CORP.

Statements of Assets and Liabilities

	June 30, 2023	December 31, 2022
	(unaudited)
ASSETS
Investments at fair value:
Non-control/non-affiliate investments at fair value (amortized cost of $57,433,276 and $50,527,898, respectively)	$57,669,044	$50,254,550
Cash and cash equivalents	32,895,660	35,125,320
Interest receivable	591,368	1,559,081
Prepaid expenses	179,657	32,323
Total assets	$91,355,729	$86,971,274

LIABILITIES
Income-based incentive fees payable	$646,494	$-
Management fee payable	257,489	170,965
Capital gains incentive fee payable	5,000	-
Valuation fees payables	93,185	-
Administrator fees payable	89,978	57,306
Legal fees payable	72,464	42,215
Audit fees payable	51,183	50,000
Director’s fee payable	31,747	32,049
Professional fees payable	26,306	28,744
Due to affiliate	2,534	37
Excise tax payable	-	80,566
Other payables	15,136	33,663
Total liabilities	$1,291,516	$495,545

Commitments and contingencies (Note 6)	-	-

NET ASSETS
Common Stock, $0.01 par value, 100,000,000 shares authorized, 6,214,672 and 6,214,672 shares issued and outstanding, respectively	$62,147	$62,147
Additional paid-in-capital	85,038,887	84,917,788
Distributable earnings/(Accumulated losses)	4,943,179	1,495,794
Total net assets	$90,044,213	$86,475,729
NET ASSET VALUE PER SHARE	$14.49	$13.91

Statements of Operations

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
INVESTMENT INCOME
Non-control/non-affiliate investment income
Interest income	$2,762,449	$399,591	$5,220,288	$409,664
Fee income	131,250	410,000	131,250	410,000
Total investment income	2,893,699	809,591	5,351,538	819,664

EXPENSES
Income-based incentive fees	442,673	-	646,494	-
Management fee	257,489	55,041	495,908	55,041
Legal expenses	87,256	222,982	186,016	257,051
Audit expense	87,500	83,750	185,383	93,750
Administrator fees	87,853	62,546	165,697	109,697
Insurance expense	66,393	75,542	135,475	122,030
Valuation fees	21,000	-	94,065	-
Director expenses	31,746	35,747	67,690	35,747
Professional fees	17,775	-	35,967	40,885
Custodian fees	12,000	-	24,000	24,000
Organizational expenses	-	-	-	34,168
Capital gains incentive fees	(137,602)	-	5,000	-
Other expenses	20,204	52,738	39,708	41,581
Total expenses	994,287	588,346	2,081,403	813,950

NET INVESTMENT INCOME (LOSS)	1,899,412	221,245	3,270,135	5,714

NET REALIZED GAIN (LOSS) FROM INVESTMENTS
Non-controlled/non-affiliate investments	(210,767)	-	(210,767)	-
Net realized gain (loss) from investments	(210,767)	-	(210,767)	-

NET CHANGE IN UNREALIZED APPRECIATION (DEPRECIATION) ON INVESTMENTS
Non-controlled/non-affiliate investments	(477,241)	(9,508)	509,116	(9,508)
Net change in unrealized appreciation/(depreciation) on investments	(477,241)	(9,508)	509,116	(9,508)
Net realized and unrealized gains (losses)	(688,008)	(9,508)	298,349	(9,508)

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$1,211,404	$211,737	$3,568,484	$(3,794)

NET INVESTMENT INCOME (LOSS) PER SHARE — BASIC AND DILUTED	$0.31	$0.04	$0.53	$-
NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS PER SHARE — BASIC AND DILUTED	$0.19	$0.03	$0.57	$-
WEIGHTED AVERAGE SHARES OUTSTANDING — BASIC AND DILUTED	6,214,672	6,214,672	6,214,672	4,893,441